UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

REGIS CORPORATION
(Exact name of registrant as specified in charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	RGS	The Nasdaq Global Market
Rights to Purchase Series A Junior Participating Preferred Stock, $0.05 par value	RGS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K/A

EXPLANATORY NOTE

As previously disclosed, on March 16, 2026, Regis Corporation (the “Company”) announced the appointment of Susan Lintonsmith as President and Chief Executive Officer and Jim Lain as Chief Operating Officer, effective the same day.

This Amendment No. 1 on Form 8-K/A amends and supplements the Current Report on Form 8-K originally filed by the Company on March 16, 2026 (the “Original 8-K”) to file the letter agreements listed in Item 9.01 of the Original Form 8-K, which inadvertently included non-functioning links to these exhibits. Except as otherwise provided herein, the disclosures made in the Original 8-K remain unchanged.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number

10.1	President and CEO Offer Letter Agreement, dated February 18, 2026, between the Company and Susan Lintonsmith.
10.2	Letter Agreement for Chief Operating Officer, dated March 13, 2026, between the Company and Jim Lain.
99.1*	Press Release dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed with the Original 8-K

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: March 18, 2026	By:	/s/ Kersten D. Zupfer
Kersten D. Zupfer
Executive Vice President and Chief Financial Officer